Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED
REVOLVING CREDIT AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT (this "Amendment") dated as of February 16, 2016, is made by and among the BORROWERS party hereto (the "Borrowers"), the GUARANTORS party hereto (the "Guarantors"), the financial institutions party hereto as LENDERS (collectively, "Lenders" and each individually a "Lender") and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for the Lenders (PNC, in such capacity, "Agent"), and J.P. MORGAN EUROPE LIMITED ("JPM Europe"), as European agent for the Lenders (JPM Europe, in such capacity, the "European Agent").
WITNESSETH:
WHEREAS, the Borrowers, the Guarantors, the Lenders, the Agent and the European Agent are parties to that certain Amended and Restated Revolving Credit and Security Agreement, dated as of September 30, 2015 (the "Credit Agreement"); and
WHEREAS, the Borrowers and the Guarantors have requested the Lenders to make certain amendments and other accommodations to the Credit Agreement as more fully set forth herein. The Lenders have agreed to such amendments and accommodations, subject to the terms and conditions set forth in this Amendment.
NOW THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:
1.Recitals. The foregoing recitals are incorporated herein by reference.
2.    Defined Terms. Capitalized terms not otherwise defined in this Amendment have the meanings given to them in the Credit Agreement.
3.    Amendment of Section 1.2 – Added Definitions. The following definitions are hereby added in Section 1.2 of the Credit Agreement in their appropriate alphanumeric positions:
2021 Convertible Notes shall mean the Company's unsecured senior convertible notes, issued in 2016 and due in 2021, in the aggregate original principal amount not to exceed $150,000,000 which may be guarantied by certain of the Loan Parties.
2021 Convertible Notes Call Spread Transaction shall mean all 2021 Convertible Notes Hedge Transactions and all 2021 Convertible Notes Warrant Transactions.
2021 Convertible Notes Hedge Transaction shall mean any call option (or substantially equivalent derivative transaction) on the Company's common shares (including, for the avoidance of doubt, any call option that may be settled in whole or in part in cash) purchased by the Company substantially concurrently with, and in connection with, any issuance or issuances of the 2021 Convertible Notes; provided that the purchase price for such 2021 Convertible Notes Hedge Transaction, less the proceeds received by the Company from the sale of any related 2021 Convertible Notes Warrant Transaction, does not exceed the net proceeds received by the Company from the sale of the related 2021 Convertible Notes.
2021 Convertible Notes Warrant Transaction shall mean any call option on, or any warrant or right to purchase (or substantially equivalent derivative transaction), the Company's common shares (including, for the avoidance of doubt, any net share settled call option or warrant) sold by the Company substantially concurrently with, and in connection with, the purchase by the Company of any 2021 Convertible Notes Hedge Transaction.
First Amendment Closing Date shall mean February 16, 2016.
Permitted Acquisition shall mean a purchase or other acquisition by the Company or one of its wholly-owned Subsidiaries of all of the Equity Interests in, or all or substantially all of the property of, or any division of, any Person that, upon the consummation thereof, will be wholly-owned directly by the Company or one or more of its wholly-owned Subsidiaries (including as a result of a merger or consolidation) where such purchase or purchases or other acquisition shall meet the following requirements:
(i)    the board of directors or other equivalent governing body of the target of such purchase or acquisition shall have approved the Permitted Acquisition (to the extent such approval is required) and in any event such purchase or acquisition is duly authorized;
(ii)    the target of such purchase or other acquisition is in the same lines of business as, or lines of business substantially related or incidental to the principal business of, the Company;
(iii)    any Subsidiary created or acquired in connection with such Permitted Acquisition complies with the requirements of Section 7.12;
(iv)    the total cash and non-cash consideration (including the fair market value of all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under non-compete, consulting and other affiliated agreements with the sellers thereof, all write-downs of property and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the Company and its Subsidiaries for any such purchase or other acquisition, when aggregated with the total cash and non-cash consideration paid by or on behalf of the Company and its Subsidiaries for all other purchases and other acquisitions made by the Company and its Subsidiaries pursuant to Section 7.1(a), shall not exceed $30,000,000 in the aggregate during the Term;
(v)    immediately before and after giving effect to such purchase or acquisition, (a) no Default or Event of Default shall have occurred and be c ontinuing, and (b) US-Canada Undrawn Availability shall not be less than US-Canada Undrawn Availability Test Amount; and
(vi)    the Company shall have delivered to the Agent at least five (5) Business Days prior to the date on which any such proposed purchase or other acquisition is to be consummated, a certificate of an authorized officer, in form and substance satisfactory to the Agent, certifying that all of the requirements set forth in this definition have been satisfied or will be satisfied prior to the consummation of such purchase or other acquisition.
US-Canada Undrawn Availability Test Amount shall mean a dollar amount equal to 20% of the Maximum US-Canada Revolving Advance Amount.
4.    Amendment of Section 1.2 –Definition of Availability Block. The definition of Availability Block contained in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:
Availability Block shall mean $5,000,000.00.
5.    Amendment of Section 1.2 – Subsection (d) of the Definition of Change of Control. Subsection (d) of the definition of Change of Control contained in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:
(d)    a "change of control" or any comparable term under, and as defined in the documents governing the 2027 Convertible Notes, the 2021 Convertible Notes or any other material Indebtedness of the Company shall occur prior to the date such Indebtedness is repaid or redeemed in accordance with, or to the extent not prohibited by, the provisions of this Agreement; or
6.    Amendment of Section 1.2 –Definition of Indebtedness. The definition of Indebtedness contained in Section 1.2 of the Credit Agreement is hereby amended by inserting the following new sentence at the end of such definition as follows:
For the avoidance of doubt, the 2021 Convertible Notes Warrant Transaction shall not constitute Indebtedness.
7.    Amendment of Section 1.2 – Subsection (K) of the Definition of Permitted Dispositions. Subsection (K) of the definition of Permitted Dispositions contained in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:
(K)    dispositions, other than those specifically excepted pursuant to clauses (A) through (J) above, made on or after the First Amendment Closing Date in an aggregate amount not to exceed $25,000,000; provided that prior to and after giving effect to any such disposition (i) no Default or Event of Default exists or is continuing including, without limitation, after giving pro-forma effect to the exclusion of the assets that are the subject of such disposition from the US-Canada Formula Amount, the English Formula Amount or the French Formula Amount, as applicable and (ii) US-Canada Undrawn Availability shall not be less than the US-Canada Undrawn Availability Test Amount for the thirty (30) consecutive days e nding as of the date of the most recently delivered US-Canada Borrowing Base Certificate.
8.    Amendment of Section 1.2 – Subsection (F) of the Definition of Permitted Indebtedness. Subsection (F) of the definition of Permitted Indebtedness contained in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:
(F)    Indebtedness under the 2027 Convertible Notes and the 2021 Convertible Notes (in each case, including any guaranties thereof and subject to compliance with Section 7.19);
9.    Amendment of Section 1.2 – Subsection (F) of the Definition of Permitted Investments. Subsection (F) of the definition of Permitted Investments contained in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:
(F)    investments under the 2021 Convertible Notes Hedge Transaction, in an amount not to exceed $20,000,000;
10.    Amendment of Section 1.2 –Definition of Permitted Investments. The definition of Permitted Investments contained in Section 1.2 of the Credit Agreement is hereby amended by (i) deleting the "and" at the end of Subsection (N) of such definition, (ii) deleting the "." at the end of Subsection (O) of such definition and in its stead inserting "; and", and (iii) inserting the following new Subsection (P) immediately following Subsection (O) of such definition as follows:
(P)    investments consisting of Permitted Acquisitions;
11.    Amendment of Section 2.19(b) – Mandatory Prepayments. Section 2.19(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(b)    In the event of the issuance of any Equity Interests by or capital contributions to any Loan Party (other than any Equity Interests issued in connection with the issuance of the 2021 Convertible Notes, any conversion of any of the 2021 Convertible Notes, and/or entry into, exercise, settlement, early termination or other performance of obligations under (including by netting or set-off) the 2021 Convertible Notes Call Spread Transaction or issuances thereunder), such Loan Party shall, no later than ten (10) Business Days after the receipt by such Loan Party of the net cash proceeds of any issuance of Equity Interests, repay the Advances under the relevant Facility, in an amount equal to fifty percent (50%) of such net cash proceeds in the case of an issuance of Equity Interests by or capital contribution to any Loan Party. Such repayments will be applied in the same manner as set forth in Section 11.5.
12.    Amendment of Section 5.31 – Other Regulatory Matters. Section 5.31 of the Credit Agreement is hereby amended by replacing the phrase "Authorized Officer" with the phrase "authorized officer".

13.    Amendment of Section 7.6 – Capital Expenditures. Section 7.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:
7.6    Capital Expenditures. Contract for, purchase or make any expenditure or commitments for Capital Expenditures in any fiscal year in an aggregate amount for all Loan Parties in excess of $35,000,000.
14.    Amendment of Section 7.7 – Dividends. Section 7.7 of the Credit Agreement is hereby amended by (i) deleting the "and" at the end of Subsection (c) of such Section 7.7, (ii) deleting the "." at the end of Subsection (d) of such Section 7.7 and replacing it with ";", and (iii) inserting the following new Subsections (e) through (j) immediately following Subsection (d) of such Section 7.7 as follows:
(e)    any purchase by the Company of a 2021 Convertible Notes Hedge Transaction; provided that prior to and after giving effect to such purchase (i) no Default or Event of Default exists or is continuing and (ii) US-Canada Undrawn Availability shall not be less than the US-Canada Undrawn Availability Test Amount for the thirty (30) consecutive days ending as of the date of the most recently delivered US-Canada Borrowing Base Certificate;
(f)    purchases, redemptions or retirements by the Company of any Equity Interests upon exercise and settlement or termination of the 2021 Convertible Notes Hedge Transactions;
(g)    distributions on the 2021 Convertible Notes (including, without limitation, upon conversion thereof); provided that prior to and after giving effect to such distributions (other than the payment of interest on the 2021 Convertible Notes and/or delivery of common shares of the Company (together with cash in lieu of any fractional shares) upon any conversion of the 2021 Convertible Notes) (i) no Default or Event of Default exists or is continuing and (ii) US-Canada Undrawn Availability shall not be less than the US-Canada Undrawn Availability Test Amount for the thirty (30) consecutive days ending as of the date of the most recently delivered US-Canada Borrowing Base Certificate;
(h)    purchases, redemptions or other retirements of any shares of common stock of the Company arising from the conversion of the 2021 Convertible Notes; provided that prior to and after giving effect to such purchases, redemptions or retirements (i) no Default or Event of Default exists or is continuing and (ii) US-Canada Undrawn Availability shall not be less than the US-Canada Undrawn Availability Test Amount for the thirty (30) consecutive days ending as of the date of the most recently delivered US-Canada Borrowing Base Certificate;
(i)    repurchases or redemptions by the Company of any Equity Interests in the Company made with the proceeds of the issuance of the 2021 Convertible Notes; provided that (i) prior to and after giving effect to such repurchases or redemptions no Default or Event of Default exists or is continuing, (ii) the aggregate amount of such repurchases or redemptions shall not exceed $5,000,000 and (iii) US-Canada Undrawn Availability shall not be less than the US-Canada Undrawn Availability Test Amount for the thirty (30) consecutive days ending as of the date of the most recently delivered US-Canada Borrowing Base Certificate; and
(j)    the issuance of, entry into, (including any payments of premiums in connection therewith), performance of obligations under (including any payments of interest), and conversion, exercise, repurchase, redemption, settlement or early termination or cancellation of (whether in whole or in part and including by netting or set-off) (in each case, whether in cash, common shares of the Company or any combination thereof) or the satisfaction of any condition that would permit or require any of the foregoing, any 2021 Convertible Notes, any 2021 Convertible Notes Hedge Transaction and any 2021 Convertible Notes Warrant Transaction.
15.    Amendment of Section 7.17 – Prepayment of Indebtedness. Section 7.17 of the Credit Agreement is hereby amended and restated in its entirety as follows:
7.17    Prepayment of Indebtedness. At any time, directly or indirectly, prepay any Indebtedness in excess of $1,000,000 in the aggregate during the Term, (other than Indebtedness (a) to Lenders, (b) of a Loan Party to another Loan Party, (c) of an Excluded Subsidiary to a Loan Party, (d) of an Excluded Subsidiary to another Excluded Subsidiary, or (e) under the 2027 Convertible Notes or the 2021 Convertible Notes (including, for the avoidance of doubt, conversion, exercise, repurchase, redemption, settlement or early termination or cancellation); provided, that, in each case, prior to and after giving effect to such prepayment (i) no Default or Event of Default exists or is continuing and (ii) US-Canada Undrawn Availability shall not be less than the US-Canada Undrawn Availability Test Amount for the thirty (30) consecutive days ending as of the date of the most recently delivered US-Canada Borrowing Base Certificate), or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Loan Party in excess of $1,000,000 in the aggregate during the Term (other than Indebtedness (a) of a Loan Party to another Loan Party, (b) of an Excluded Subsidiary to a Loan Party, (c) of an Excluded Subsidiary to another Excluded Subsidiary, or (d) under the 2027 Convertible Notes or the 2021 Convertible Notes; provided, that, in each case, prior to and after giving effect to such repurchases, redemptions, retirements or acquisitions (i) no Default or Event of Default exists or is continuing and (ii) US-Canada Undrawn Availability shall not be less than the US-Canada Undrawn Availability Test Amount for the thirty (30) consecutive days ending as of the date of the most recently delivered US-Canada Borrowing Base Certificate). Notwithstanding the above, no European Loan Party may, at any time that any amount of the European Facility Revolving Facility Usage is outstanding, directly or indirectly, repay any Indebtedness other than to another European Loan Party or acquire any Indebtedness other than of any other European Loan Party unless the European Undrawn Availability at that time, and immediately after making such repayment, exceeds (and has at all times in the preceding 30 day period exceeded) $3,000,000.

16.    Amendment of Section 7.19 – Covenants as to Certain Indebtedness. Section 7.19 of the Credit Agreement is hereby amended and restated in its entirety as follows:
7.19    Covenants as to Certain Indebtedness. Amend or modify any provisions of the documents governing the 2027 Convertible Notes or the 2021 Convertible Notes, in each case, in any material and adverse way (with any changes to the interest rate, redemption requirements, amortization schedule, negative covenants and events of default deemed to be material for purposes hereof, but without limiting any other changes which may be material) without providing at least fifteen (15) calendar days' prior written notice to Agent and Lenders, and obtaining the prior written consent of the Applicable Required Lenders, it being understood for the avoidance of doubt, that adjustments, amendments, and modifications expressly required to be made pursuant to the terms of the 2021 Convertible Notes shall be permitted.
17.    Amendment of Sub-clause (b) of Section 9.5 – Material Occurrences. Sub-clause (b) of Section 9.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:
(b) any event which with the giving of notice or lapse of time, or both, would constitute an event of default under the 2027 Convertible Notes and/or the 2021 Convertible Notes;
18.    Amendment of Section 9.16 – Notices Under Certain Indebtedness Documents. Section 9.16 of the Credit Agreement is hereby amended and restated in its entirety as follows:
9.16    Notices Under Certain Indebtedness Documents. At the same time sent or provided to the holders of the 2027 Convertible Notes and/or the 2021 Convertible Notes (in each case, without duplication), deliver to Agent copies of all notices and reports provided in connection with the 2027 Convertible Notes and/or the 2021 Convertible Notes, it being understood that any such notices or reports that are filed by the Company with the SEC shall be deemed to be delivered to Agent on the date on which such notices or reports are posted on the SEC's website at www.sec.gov.
19.    Amendment of Section 10.10 – Cross Default. Section 10.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:
10.10    Cross Default. Either (x) any specified "event of default" under any Indebtedness in excess of $1,000,000 (other than the Obligations) of any Loan Party, or any other event or circumstance which would permit the holder of any such Indebtedness of any Loan Party to accelerate such Indebtedness (and/or the obligations of such Loan Party thereunder) prior to the scheduled maturity or termination thereof, shall occur (regardless of whether the holder of such Indebtedness shall actually accelerate, terminate or otherwise exercise any rights or remedies with respect to such Indebtedness), other than any event or circumstance (including, without limitation, the passage of time) that results in the 2021 Convertible Notes becoming convertible pursuant to their terms; provided that, solely to the extent such 2021 Convertible Notes are converted in connection with such event or circumstance, prior to and after giving effect to such conversions (i) no Default or Event of Default exists or is continuing and (ii) US-Canada Undrawn Availability shall not be less than the US-Canada Undrawn Availability Test Amount for the thirty (30) consecutive days ending as of the date of the most recently delivered US-Canada Borrowing Base Certificate or (y) a default of the obligations of any Loan Party under any other agreement to which it is a party shall occur which has or is reasonably likely to have a Material Adverse Effect;
20.    Conditions Precedent. The effectiveness of this Amendment is subject to the receipt by the Agent of the following items, each in form and content satisfactory to the Agent:
(a)    the Agent shall have received this Amendment, duly executed by a duly authorized officer of each of the Loan Parties, each of the applicable Required Lenders for Eligibility and the Agent;
(b)    no Potential Default or Event of Default shall have occurred; and
(c)    the Borrowers shall have paid all of Agent's costs and expenses (including Agent's attorneys' fees) incurred in connection with the preparation of this Amendment.
21.    Representations and Warranties. Each Borrower and each Guarantor covenants and agrees with and represents and warrants to the Agent, the European Agent and the Lenders as follows:
(a)    each Borrower's and each Guarantor's obligations under the Credit Agreement, as modified hereby, are and shall remain secured by the Collateral pursuant to the terms of the Credit Agreement and the Other Documents;
(b)    each Borrower and each Guarantor possesses all of the powers requisite for it to enter into and carry out the transactions referred to herein and to execute, enter into and perform the terms and conditions of this Amendment, the Credit Agreement and the Other Documents and any other documents contemplated herein that are to be performed by such Borrower or such Guarantor; and that any and all actions required or necessary pursuant to such Borrower's or such Guarantor's organizational documents or otherwise have been taken to authorize the due execution, delivery and performance by such Borrower and such Guarantor of the terms and conditions of this Amendment, the Credit Agreement and the Other Documents, and that such execution, delivery and performance will not conflict with, constitute a default under or result in a breach of any applicable law or any agreement, instrument, order, writ, judgment, injunction or decree to which such Borrower or such Guarantor is a party or by which such Borrower or such Guarantor or any of its properties are bound, and that all consents, authorizations and/or approvals required or necessary from any third parties in connection with the entry into, delivery and performance by such Borrower and/or such Guarantor of the terms and conditions of this Amendment, the Credit Agreement, the Other Documents and the transactions contemplated hereby and thereby have been obtained by such Borrower and such Guarantor and are in force and effect;
(c)    this Amendment, the Credit Agreement, and the Other Documents constitute the valid and legally binding obligations of each Borrower and each Guarantor, enforceable against such Borrower and such Guarantor in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and by general equitable principles, whether enforcement is sought by proceedings at law or in equity;
(d)    all representations and warranties made by each Borrower and each Guarantor in the Credit Agreement and the Other Documents are true and correct in all material respects as of the date hereof, with the same force and effect as if all such representations and warranties were fully set forth herein and made as of the date hereof and each Borrower and each Guarantor has complied with all covenants and undertakings in the Credit Agreement and the Other Documents;
(e)    this Amendment is not a substitution, novation, discharge or release of any Borrower's or any Guarantor's obligations under the Credit Agreement or any of the Other Documents, all of which shall and are intended to remain in full force and effect;
(f)    no Event of Default or Potential Default has occurred and is continuing under the Credit Agreement or the Other Documents; there exist no defenses, offsets, counterclaims or other claims with respect to any Borrower's or any Guarantor's obligations and liabilities under the Credit Agreement or any of the Other Documents; and
(g)    each Borrower and each Guarantor hereby ratifies and confirms in full its duties and obligations under the Credit Agreement, the Guaranty Agreement, and the Other Documents applicable to it, each as modified hereby.
22.    Reimbursement of Expenses. The Borrowers, jointly and severally, shall pay or cause to be paid to the Agent all costs and expenses accrued through the date hereof and the costs and expenses of the Agent including, without limitation, fees of the Agent's counsel in connection with this Amendment.
23.    Document References. As used in the Credit Agreement and each of the Other Documents, the terms "this Credit Agreement", "herein", "hereinafter", "hereto", "hereof", and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement as amended and modified by this Amendment. The term "Other Documents" as defined in the Credit Agreement shall include this Amendment.
24.    Integration. This Amendment, together with the Credit Agreement and the Other Documents, constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter. In entering into this Amendment, each Borrower and each Guarantor acknowledges that it is relying on no statement, representation, warranty, covenant or agreement of any kind made by Agent or any Lender or any employee or agent of Agent or any Lender, except for the agreements of Agent and the Lenders set forth herein. This Amendment shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Amendment or any part hereof to be drafted.
25.    Successors and Assigns. This Amendment shall apply to and be binding upon the Borrowers and the Guarantors in all respects and shall inure to the benefit of each of the other parties hereto and their respective successors and assigns, provided that none of the Borrowers nor the Guarantors may assign, transfer or delegate its duties and obligations hereunder. Nothing expressed or referred to in this Amendment is intended or shall be construed to give any person or entity other than the parties hereto a legal or equitable right, remedy or claim under or with respect to this Amendment, the Credit Agreement or any Other Documents, it being the intention of the parties hereto that this Amendment and all of its provisions and conditions are for the sole and exclusive benefit of the parties hereto.

26.    Severability. If any one or more of the provisions contained in this Amendment, the Credit Agreement, or the Other Documents shall be held invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained in this Amendment, the Credit Agreement or the Other Documents shall not in any way be affected or impaired thereby, and this Amendment, the Credit Agreement and the Other Documents shall otherwise remain in full force and effect.
27.    Further Assurances. Each Borrower and each Guarantor agrees to execute such other and further documents and instruments as Agent may request to implement the provisions of this Amendment.
28.    Governing Law. This Amendment will be governed by the internal laws of the State of New York without reference to its conflicts of law principles.
29.    Waiver and Release. Each Borrower and each Guarantor, by signing below, hereby waives and releases Agent, the European Agent, Issuer and each of the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which any Borrower or any Guarantor is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.
30.    Counterparts; Electronically Delivered Signatures. This Amendment may be executed in any number of counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Delivery of executed signature pages hereof by facsimile or other means of electronic transmission from one party to another shall constitute effective and binding execution and delivery thereof by such party. Any party that delivers its original counterpart signature to this amendment by facsimile transmission hereby covenants to deliver its original counterpart signature promptly thereafter to the Agent.
31.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY OTHER DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE PAGES FOLLOW]

Each of the parties has signed this Amendment as of the day and year first above written.

US BORROWERS:
Invacare Corporation, an Ohio corporation By: /s/ Robert K. Gudbranson Name: Robert K. Gudbranson Title: Senior Vice President, Chief Financial Officer and Treasurer

Freedom Designs, Inc., a California corporation
Alber USA, LLC, an Ohio limited liability company
The Aftermarket Group, Inc., a Delaware corporation
Medbloc, Inc., a Delaware corporation

By:  /s/ Robert K. Gudbranson
Name: Robert K. Gudbranson
Title: Vice President and Treasurer

Garden City Medical Inc., a Delaware corporation By: /s/ Robert K. Gudbranson Name: Robert K. Gudbranson Title: Treasurer

Invacare Continuing Care, Inc., a Missouri corporation By: /s/ Robert K. Gudbranson Name: Robert K. Gudbranson Title: Vice President

US GUARANTORS:

Adaptive Switch Laboratories, Inc., a Texas corporation
The Helixx Group, Inc., an Ohio corporation
Invacare Credit Corporation, an Ohio corporation
Invacare International Corporation, an Ohio corporation
Invacare Holdings, LLC, an Ohio limited liability company
Invacare Florida Holdings, LLC, a Delaware limited liability company
Invacare Florida Corporation, a Delaware corporation
Invamex Holdings LLC, a Delaware limited liability company

By:  /s/ Robert K. Gudbranson
Name: Robert K. Gudbranson
Title: Vice President and Treasurer

Invacare Canadian Holdings, Inc., a Delaware corporation
Invacare Canadian Holdings, LLC, a Delaware limited liability company
Invacare Canada Finance, LLC, a Delaware limited liability company

By:  /s/ Robert K. Gudbranson
Name: Robert K. Gudbranson
Title: President

CANADIAN BORROWERS:

Invacare Canada L.P., an Ontario limited partnership, by its general partner,
Invacare Canada General Partner Inc.
Carroll Healthcare L.P., an Ontario limited partnership, by its general partner,
Carroll Healthcare General Partner, Inc.
Motion Concepts L.P., an Ontario limited partnership, by its general partner,
Carroll Healthcare Inc.
Perpetual Motion Enterprises Limited, an Ontario corporation
By:  /s/ Robert K. Gudbranson
Name: Robert Gudbranson
Title: Vice President and Treasurer

CANADIAN GUARANTORS:

Carroll Healthcare General Partner, Inc., an Ontario corporation
Carroll Healthcare Inc., an Ontario corporation
Invacare Canada General Partner Inc., a Canada corporation
By:  /s/ Robert K. Gudbranson
Name: Robert Gudbranson
Title: Vice President and Treasurer

ENGLISH BORROWERS:
Invacare Limited, a company incorporated in England and Wales with company number 05178693 By: /s/ Theodore Vassiloudis Name: Theodore Vassiloudis Title: Director

ENGLISH GUARANTORS:
Invacare Limited, a company incorporated in England and Wales with company number 05178693 By: /s/ Theodore Vassiloudis Name: Theodore Vassiloudis Title: Director

Invacare UK Operations Limited, a company incorporated in England and Wales with company number 03281202 By: /s/ Theodore Vassiloudis Name: Theodore Vassiloudis Title: Director

FRENCH BORROWERS:
Invacare Poirier SAS By: /s/ Theodore Vassiloudis Name: Theodore Vassiloudis Title: President Duly Authorised

FRENCH GUARANTORS:

Invacare Poirier SAS By: /s/ Theodore Vassiloudis Name: Theodore Vassiloudis Title: President Duly Authorised

Invacare France Operations S.A.S. By: /s/ Theodore Vassiloudis Name: Theodore Vassiloudis Title: President Duly Authorised

.

PNC BANK, NATIONAL ASSOCIATION, as Lender and as Agent

By: /s/ Todd Milenius Name: Todd Milenius Title: Vice President

KEYBANK NATIONAL ASSOCIATION, as Lender

By: /s/ Jonathan Roe Name: Jonathan Roe Title: Vice President

JPMORGAN CHASE BANK, N.A., as Lender

By: /s/ Lisa A. Morrison Name: Lisa A. Morrison Title: Authorized Officer

J.P. MORGAN EUROPE LIMITED, as Lender

By: /s/ Matthew Sparkes Name: Matthew Sparkes Title: Vice President

CITIZENS BUSINESS CAPITAL, A DIVISION OF CITIZENS ASSET FINANCE, INC., as Lender

By: /s/ David Slattery Name: David Slattery Title: Vice President